UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026

SkyAI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41355	82-3751728
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Suite 124,

Melville, NY 11747

(Address of principal executive office) (Zip Code)

(631) 574-4436

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYA	Nasdaq Capital Market
Common Stock Purchase Warrants	SKYAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

SkyAI, Inc., a Nevada corporation (the “Company”) previously announced that its Board of Directors (the “Board”) formed a special committee consisting solely of independent directors (the “Special Committee”) to review and evaluate an unsolicited, non-binding proposal (the “Proposal”) from Forward Industries, Inc. (“Forward”) regarding a potential all-stock business combination. Following its review and evaluation, both the Special Committee and the Board unanimously concluded that the Proposal was not in the best interests of the Company’s shareholders and that the Company is not pursuing a transaction at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SkyAI, Inc.

Dated: July 17, 2026	By:	/s/ Paul K. Danner
	Name:	Paul K. Danner
	Title:	Principal Executive Officer